SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): October 19, 1999
                                                 -----------------
                                   CBCOM, INC.
                -----------------------------------------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)

                                     0-26405
                             ----------------------
                            (Commission File Number)

                                   95-4635025
                        ------------------------------
                       (IRS Employer Identification No.)

 16830 Ventura Boulevard, 1st Financial Plaza,  Encino, California   91436
-----------------------------------------------------------------------------
      (Address of  principal  executive offices)                  (Zip Code)

                                 (818) 461-0800
               --------------------------------------------------
              (Registrant's telephone number, including area code)

                      15260 Ventura Boulevard, Suite 1200,
                         Sherman Oaks, California 91403
            ----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  Financial Statements and Exhibits.

         (a) Audited financial statements for CBCOM, Inc., the business acquired by the Registrant on October 19, 1999.

         (b) Pro Forma Combined Financial Information (Unaudited), giving effect to the merger between Abbacy Corporation and CBCom,Inc.

                                   CBCOM, INC.
                          (a development stage company)

                     REPORT ON AUDITED FINANCIAL STATEMENTS


      FOR THE PERIOD FROM INCEPTION (APRIL 23, 1997) TO DECEMBER 31, 1997,
                        THE YEAR ENDED DECEMBER 31, 1998,
               AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

                                   CBCOM, INC.
                          (a development stage company)

                          INDEX TO FINANCIAL STATEMENTS




Report of Independent Certified Public Accountants                        F-2

Financial Statements
   Balance Sheets                                                         F-3
   Statements of Operations                                               F-4
   Statements of Shareholders' Deficit                                    F-5
   Statements of Cash Flows                                               F-6
   Notes to Financial Statements                                          F-8
   Introduction to Pro Forma Combined Financial Statements (Unaudited)   F-23
   Pro Forma Combined Balance Sheets (Unaudited)                         F-24
   Pro Forma Combined Statements of Operations (Unaudited)               F-25

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
CBCom, Inc. (a development stage company)

     We have audited the accompanying balance sheets of CBCom, Inc., (a development stage company) as of December 31, 1997, 1998 and September 30, 1999 and the related statements of operations, stockholders' deficit, and cash flows for the period from inception (April 23, 1997) to December 31, 1997, the year ended December 31, 1998, and the nine-month period ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CBCom, Inc. at December 31, 1997, 1998, and September 30, 1999 and the results of its operations and its cash flows for the period from inception (April 23, 1997) to December 31, 1997, the year ended December 31, 1998, and the nine-month period ended September 30, 1999 in conformity with generally accepted accounting principles in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a limited operating history and, at September 30, 1999, has a shareholders' deficit that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            BDO International



December 10, 1999
Shanghai, PRC

                                   CBCOM, INC.
                          (a development stage company)

                                 BALANCE SHEETS

                                                             December 31,                   September 30,
                                                      ----------------------------
                                                            1997           1998                  1999
                                                      -------------   ------------       ----------------
ASSETS

Current assets:
 Cash                                                $      401,426   $     240,000     $          10,452
 Rent receivables                                                 -           8,655                     -
 Prepaid expenses                                             4,881               -                     -
 Pager inventory (Note 4)                                    59,394         136,620                     -
                                                      -------------    ------------      ----------------
Total current assets                                        465,701         385,275                10,452
                                                      -------------    ------------      ----------------
Furniture, fixtures and equipment, net (Note 2)              87,757          72,673                58,009
Other assets:
 Deposits                                                    14,521          14,521                14,496
 Prepaid interest (Notes 6 and 7)                                 -               -               183,333
 Prepaid rent in Beijing representation office (Note 6)           -         260,417               213,542
                                                      -------------    ------------      ----------------
Total other assets                                           14,521         274,938               411,371
                                                      -------------    ------------      ----------------
Total assets                                         $      567,979   $     732,886     $         479,832
                                                      =============   =============     =================
LIABILITIES AND DEFICIT

Current liabilities:
 Accounts payable                                    $            -   $     117,772     $         333,101
 Salaries payable - Former CEO (Note 6)                     100,000         389,583               363,649
 Salaries payable - Other                                   576,625          26,000               444,501
 Accrued expenses                                             9,458          24,334               131,436
 Income tax payable                                             800           1,600                 2,400
 Capital lease obligation - current (Note 6)                 14,958          32,504                32,433
 Loan payable - shareholders (Note 5)                     1,010,420               -               536,408
                                                      -------------    ------------      ----------------
Total current liabilities                                 1,712,261         591,793             1,843,928
                                                      -------------    ------------      ----------------
Capital lease obligation - long-term (Note 6)                17,546               -                     -
Loan payable - shareholder                                        -         518,924                     -
Loan from a related party (Note 5)                                -               -               157,184
                                                      -------------    ------------      ----------------
Total liabilities                                         1,729,807       1,110,717             2,001,112
                                                      -------------    ------------      ----------------
Commitments and Contingencies (Notes 5, 6, 7 and 8)

Shareholders' deficit:
 Common stock at par value of $0.001 per share,               3,137          15,327                15,615
  100,000,000 shares authorized, 3,137,500,
  15,327,500, 15,615,500 shares issued and outstanding
 Paid-in capital                                            684,363       4,491,234             5,068,772
 Subscription receivable                                          -          (1,250 )              (1,250 )
 Accumulated deficit during the development stage        (1,849,328 )    (4,883,142 )          (6,604,417 )
                                                      -------------    ------------      ----------------
Total shareholders' deficit                              (1,161,828 )      (377,831 )          (1,521,280 )
                                                      -------------    ------------      ----------------
Total liabilities and shareholders' deficit          $      567,979   $     732,886     $         479,832
                                                       ============    ============      ================

          See accompanying summary of accounting policies and notes to financial statements.
                                      F-3

                                   CBCOM, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                   Period from
                                    Inception
                                 (April 27, 1997)                              Nine Months           Nine Months
                                     through              Year ended              Ended                 Ended
                                   December 31,          December 31,         September 30,         September 30,
                                       1997                  1998                  1998                  1999
                                -------------------    -----------------     -----------------     -----------------
                                                                               (Unaudited)

Net sales                     $                  -   $                -     $               -    $                -


Cost of sales (Note 4)                           -                    -                     -                     -
                                -------------------    -----------------     -----------------     -----------------
Gross profit                                     -                    -                     -                     -

Selling expense                                  -                    -                     -                     -

General and administrative               1,847,377            3,001,534             2,029,107             1,508,775
   expense

Merger transaction expense                       -                    -                     -               149,950
   (Note 9)
                                -------------------    -----------------     -----------------     -----------------
Loss from operations                    (1,847,377 )         (3,001,534 )          (2,029,107 )          (1,658,725 )

Other income (expense):
 Interest expense, net                      (1,635 )            (14,536 )              (8,652 )             (72,655 )
 Other, net                                    484              (16,944 )               3,860                10,905
                                -------------------    -----------------     -----------------     -----------------
Loss before income taxes                (1,848,528 )         (3,033,014 )          (2,033,899 )          (1,720,475 )

Income tax provision (Note  3)                 800                  800                     -                   800
                                -------------------    -----------------     -----------------     -----------------
Net loss                      $         (1,849,328 ) $       (3,033,814 )   $      (2,033,899 )  $       (1,721,275 )
                                ===================    =================     =================     =================
Weighted average number of               2,937,500           10,048,884             9,159,478            15,425,353
   common shares outstanding
                                ===================    ================      =================     ==================
Basic and diluted loss per    $              (0.63 ) $            (0.30 )   $           (0.22 )  $             (0.11 )
   share                       ====================    ================      =================     ==================

         See accompanying summary of accounting policies and notes to financial statements.

                                   CBCOM, INC.
                          (a development stage company)

                       STATEMENTS OF SHAREHOLDERS' DEFICIT
                                  (See Note 7)

                                                                Additional
                                                                 Paid-In          Stock        Accumulated
                                      Shares        Amount       Capital       Subscription      Deficit        Total
                                    -----------    ----------   -----------    ------------    ------------   -----------

Issuance of stock for cash ($.20     2,000,000   $     2,000  $    398,000   $           -   $           -  $    400,000
   per share)
Issuance of stock for assets ($.20     937,500           937       186,563               -               -       187,500
   per share)
Issuance of stock for cash ($.50       200,000           200        99,800               -               -       100,000
   per share)
Net loss                                     -             -             -               -      (1,849,328 )  (1,849,328 )
                                    -----------    ----------   -----------    ------------    ------------   -----------
Balance, December 31, 1997           3,137,500         3,137       684,363               -      (1,849,328 )  (1,161,828 )

Issuance of stock for signing          875,000           875       436,625               -               -       437,500
   bonus ($.50 per share)
Issuance of stock for rental           625,000           625       311,875               -               -       312,500
   expense in Beijing ($.50 per
   share)
Conversion of  shareholder's loan    8,000,000         8,000     1,592,000               -               -     1,600,000
   ($.20 per share)
Conversion of shareholder's loan       320,000           320       159,680               -               -       160,000
   ($.50 per share)
Issuance of stock for directors'     1,120,000         1,120       558,880               -               -       560,000
   compensation ($.50 per share)
Issuance of stock for promotion      1,250,000         1,250       623,750          (1,250 )             -       623,750
   and facilitation service ($.50
   per share)
Issuance of stock options                    -             -       112,500               -               -       112,500
Forgiveness of interest on                   -             -        11,561               -               -        11,561
   shareholders loan
Net loss                                     -             -             -               -      (3,033,814 )  (3,033,814 )
                                    -----------    ----------   -----------    ------------    ------------   -----------
Balance, December 31, 1998          15,327,500        15,327     4,491,234          (1,250 )    (4,883,142 )    (377,831 )

Issuance of warrants for cash                -             -       135,000               -               -       135,000
Deemed interest for Polmont                  -             -       220,000               -               -       220,000
Issuance of stock for cash ($.45       100,000           100        44,900               -               -        45,000
   per share)
Issuance of stock for cash ($.90        10,000            10         8,990               -               -         9,000
   per share)
Issuance of stock for cash ($.90        35,000            35        31,465               -               -        31,500
   per share)
Issuance of stock for cash ($.45        40,000            40        17,960               -               -        18,000
   per share)
Issuance of stock for cash ($.90        23,000            23        20,677               -               -        20,700
   per share)
Issuance of stock for cash ($.45        30,000            30        13,470               -               -        13,500
   per share)
Issuance of stock for cash ($.90        20,000            20        17,980               -               -        18,000
   per share)
Issuance of stock for cash ($.45        30,000            30        13,470               -               -        13,500
   per share)
Forgiveness of interest on                   -             -        34,876               -               -        34,876
   shareholder's loan
Issuance of stock options                    -             -        18,750               -               -        18,750
Net loss                                     -             -             -               -      (1,721,275 )  (1,721,275 )
                                    -----------    ----------   -----------    ------------    ------------   -----------
Balance, September 30, 1999         15,615,500   $    15,615  $  5,068,772   $      (1,250 ) $   (6,604,417 )$  (1,521,280 )
                                    ===========    ==========   ===========    ============     ===========   ===========

          See accompanying summary of accounting policies and notes to financial statements.
                                      F-5

                                   CBCOM, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS
                Increase (Decrease) in Cash and Cash Equivalents

                                    Period from
                                     Inception
                                  (April 27, 1997)                                                 Nine Months
                                      through             Year ended          Nine Months             Ended
                                    December 31,         December 31,        September 30,        September 30,
                                        1997                 1998                 1998                 1999
                                  -----------------    -----------------    -----------------    -----------------
                                                                              (Unaudited)
Cash flows from operating
  activities:
   Net loss                     $       (1,849,328 ) $       (3,033,814 ) $       (2,033,899 ) $       (1,721,275 )
   Adjustments to reconcile net
    loss to net cash provided by
    (used in) operating activities:
     Depreciation                            5,555               18,612               13,959               14,164
     Write-off of assets in Beijing        187,500                    -                    -                    -
     Issuance of stock for signing               -              436,625              436,625                    -
       bonus
     Forgiveness of interest                     -               11,561                8,671               34,876
       on shareholder's loan
     Amortization of prepaid                     -                    -                    -               36,667
       interest
     Compensation cost related to                -              112,500                    -               18,750
       options granted
     Issuance of stock for                       -              623,750                    -                    -
       promotion and facilitation
       service
     Issuance of stock for payroll               -              560,000                    -                    -
       expense
     Write-off of pager inventory                -                    -                    -              136,620
   Increase (decrease) from
     changes in:
     Receivables                                 -               (8,655 )                  -                8,655
     Pager inventory                       (59,394 )            (77,226 )            (77,226 )                  -
     Deposits                              (14,521 )                  -                    -                   25
     Prepaids                               (4,881 )             56,964               39,090               46,875
     Accounts payable                            -              119,372              119,372              216,129
     Salaries payable - former             100,000              289,583              262,583              (25,934 )
       CEO
     Salaries payable - other              576,625             (550,625 )            157,417              418,501
     Accrued liabilities and                10,258               14,076                6,282              107,102
       income tax payable        -----------------    -----------------    -----------------    -----------------

Net cash used in operating              (1,048,186 )         (1,427,277 )         (1,067,126 )           (708,845 )
  activities                     -----------------    -----------------    -----------------    -----------------

Cash flows from investing
  activities:
   Purchase of furniture and               (60,808 )             (3,528 )             (3,528 )                  -
     equipment
   Refund of purchase price on                   -                    -                    -                  500
     a piece of furniture
                                  -----------------    -----------------    -----------------    -----------------
Net cash provided by (used in)             (60,808 )             (3,528 )             (3,528 )                500
  investing activities           -----------------    -----------------    -----------------    -----------------

                                      F-6

                                    Period from
                                     Inception
                                  (April 27, 1997)                                                 Nine Months
                                      through             Year ended          Nine Months             Ended
                                    December 31,         December 31,        September 30,        September 30,
                                        1997                 1998                 1998                 1999
                                  -----------------    -----------------    -----------------    -----------------
                                                                              (Unaudited)
Cash flows from financing
  activities:
   Repayment of capital lease                    -                    -                    -                  (71)
   Proceeds from shareholder             1,098,678            1,398,941            1,072,897               25,000
     loans
   Repayments to shareholders              (88,258 )           (130,437 )            (97,827 )             (7,516)
   Proceeds from related party                   -                    -                                   157,184
     loans
   Proceeds from issuance of               500,000                  875                    -              304,200
     stock                        -----------------    -----------------    -----------------    -----------------

Net cash provided by financing           1,510,420            1,269,379              975,070              478,797
  activities                      -----------------    -----------------    -----------------    -----------------

Net increase (decrease) in cash and        401,426             (161,426 )            (95,584 )           (229,548)
  cash equivalents

Cash and cash equivalents,                       -              401,426              401,426              240,000
  beginning of period             -----------------    -----------------    -----------------    -----------------

Cash and cash equivalents, end  $          401,426    $         240,000    $         305,842    $          10,452
  of period                       =================    =================    =================    =================

Supplementary information:

Cash paid during the year:
   Interest                     $                -    $           3,179    $           2,384    $           2,048
                                 ==================    ================     =================    ================
Supplemental disclosure of
non-cash activities:
   Issuance of stock to purchase
      selected assets in CBCom
     Beijing                               187,500                    -                                         -
   Capital lease                            32,504                    -                                         -
   Issuance of stock for signing
     bonus                                       -              436,625              436,625                    -
   Issuance of stock for prepaid
     rents in Beijing                            -              312,500              312,500                    -
   Conversion of shareholder's
     loan                                        -            1,760,000            1,600,000                    -
   Issuance of stock for directors'
     compensation                                -              560,000                    -                    -
   Issuance of stock for promotion
     and facilitation service                    -              623,750                    -                    -
   Deemed interest for Polmont                   -                    -                    -              220,000
   Forgiveness of interest accrued $             -   $           11,561    $           8,671   $           34,876
                                    ================  ==================     ================   ==================

          See accompanying summary of accounting policies and notes to financial statements.
                                       F-7

                                   CBCOM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1-BASIS OF PRESENTATION

Background of Organization

     CBCom, Inc. ("the Company") was incorporated under the laws of the State of Delaware on April 23, 1997 and is registered to do business as a foreign corporation in the State of California. The strategic mission of the Company is to participate in the development of telecommunication, internet, and information service businesses in China. The Company was previously involved in the pager network business in China through transferring Western manufacturing technology and management resources to joint ventures established in China, however, these ventures were unsuccessful. The Company incurred consecutive losses in 1997, 1998, and the first nine months in 1999.

     On January 31, 1999, the Company entered into a Memorandum of Understanding with Shanghai Stock Exchange Communication Co. Ltd. ("SSEC") and Shanghai Xingtong Telecommunication Science and Technology Co. Ltd. ("SXTST) to develop a financial data network in China through setting up an equity joint venture invested by these three parties. The main strategy is to make full usage of the existing capacity of VSAT satellite communication infrastructure owned by Shanghai Stock Exchange throughout China. The total capital required in that joint venture is currently estimated to be US$3,000,000. The Company will contribute 70% of that amount; SSEC, 20%; and SXTST, 10%. The joint venture has not yet been established as of December 10, 1999.

     The Company's headquarters is located in Sherman Oaks, California. From August 1997 to the present, the Company has maintained a representative office in Beijing for the purpose of oversight of its China projects. From January 1998 to March 1999, the Company had a representative office in Shanghai for the purpose of developing its business relationship with SSEC.

     The Company has suffered losses in 1997, 1998 and 1999 and had negative working capital in 1997, 1998 and 1999, respectively. Historically, one of the Company's directors and major shareholders provided the Company with substantial financing sources. The director has provided a letter of support indicating that he pledges to provide continuous financial support to enable the Company to satisfy its working capital requirements and to complete its commitments to the aforementioned Shanghai joint venture project on a going concern basis. While there is no assurance that funding will be available, the Company is continuing to actively seek funding to complete the Shanghai joint venture project through equity and/or debt financing. There is an uncertainty that management fund raising will be successful. The accompanying financial statements do not include any provisions or adjustments, which might result from the outcome of the uncertainty discussed above.

Basis of Accounting

     The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and are presented in U.S. dollars.

Cash and Cash Equivalents
                                      F-8

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

     Inventory consists principally of pager parts and is stated at the lower of cost or market on a first-in first-out basis.

Furniture, Fixtures and Equipment

     Property and equipment are stated at cost. Depreciation is computed primarily using the estimated useful lives of the assets as follows:

                                                              Estimated
                                                              Useful Life
                                                              (in years)
                                                          ----------------

Furniture and fixtures                                            7
Equipment                                                         5

     Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Additions and betterment to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statement of operations.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

Fair Value of Financial Instruments

     The carrying amount of cash, rent receivable, paper inventory, accounts payable, accrued payable, and loans payable are reasonable estimates of their fair value because of the short maturity of these items.

Income Taxes

     The Company accounts for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expenses or benefits in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

Adoption of SFAS No. 121

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 (SFAS No. 121) "Accounting for the Impairment of Long-Lived
                                      F-9

Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

     Management assessed the fair value of assets in the Beijing representation office as of December 31, 1997 and found that these assets basically did not have any future economic benefits, therefore, decided to write the entire value of $187,500 off as of December 31, 1997. In addition, management assessed the fair value of pager inventory as of September 30, 1999 and found that these pager inventories did not have any future economic benefits because development work has been completed and there are no current sales, therefore, decided to write the value of $136,620 off as of September 30, 1999.

Stock Based Compensation

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" SFAS 123, establishes a fair value method of accounting for stock-based compensation plans and for transactions in which a company acquires goods or services from non-employees in exchange for equity instruments. SFAS 123 also gives the option to account for stock-based employee compensation in accordance with Accounting Principles Board Opinion No. 25 (APB
25), "Accounting for Stock issued to Employees," or SFAS 123. The Company elected to follow APB 25 which measures compensation cost for employee stock options as the excess, if any, of the fair market price of the Company's stock at the measurement date over the amount an employee must pay to acquire stock.

Earnings (Loss) Per Share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). The statement replaces the calculation of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings (loss) per share. The 1,500,000 options and 1,250,000 options in 1998 and 1999 were not included in calculating weighted average outstanding shares as they have an anti-dilutive impact on loss per share.

New Accounting Standard Not Adopted Yet

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or
                                      F-10
liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

     Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2001 to affect its financial statements.

NOTE 2-FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment consists of:
                                       December 31,               September 30,
                                -----------------------------
                                  1997             1998               1999
                            ------------     ------------     ----------------

  Furniture and fixtures  $       7,716    $       7,716    $           7,216
  Equipment                      85,596           89,124               89,124
                           ------------     ------------     ----------------

                                 93,312           96,840               96,340

  Accumulated depreciation       (5,555 )        (24,167 )            (38,331 )
                           ------------     ------------     ----------------
  Net                     $      87,757    $      72,673    $         58,009
                           ============     ============     ===============

     The depreciation expense was $5,555, $18,612 and $14,164 in the period from the inception to December 31, 1997, the year ended December 31, 1998, and the nine month period ended September 30, 1999.

Included in equipment are the following assets held under capital leases:

                                      December 31,               September 30,
                               -----------------------------
                                    1997             1998               1999
                               ------------     ------------     -------------
  Equipment                  $      32,504    $      32,504    $       32,504

  Accumulated depreciation          (3,252 )         (9,753 )         (14,629 )
                              ------------     ------------     --------------
  Net                        $      29,252    $      22,751    $       17,875
                              ============     ============     ==============

NOTE 3-INCOME TAXES

The provision for income taxes consists of:


                                      F-11

                                                                   Nine Months
                                                                      ended
                                Year ended December 31,           September 30,
                               --------------------------
                                   1997             1998                1999
                               ----------   -------------      ---------------
  Income tax provision (state)   $    800  $        800      $           800
                               ----------   -------------      ---------------
                                 $    800  $        800      $           800
                               ==========   =============      ===============

The components of the net deferred tax asset and liability are as follows:

                                     December 31,                 September 30,
                               -----------------------------
                                      1997           1998                1999
                               ------------    -------------    ---------------
Deferred tax assets:
  Net operating loss carryforwards $   638,213 $  1,729,890      $   2,244,846
  Salary and bonus accrual              96,000      179,333            285,654
  Capital loss carryforward                  -        7,198              7,198
                                    ----------  ------------      ------------
  Subtotal                             734,213    1,916,421          2,537,698
  Valuation allowance              $  (734,213 ) (1,916,421 )    $  (2,537,698 )
                                    ----------  ------------      ------------
  Net                              $         -  $         -      $           -
                                    ==========  ============      ============

     Management is unable to determine whether the realization of the net deferred tax asset is more likely than not to realize, therefore, a 100% valuation allowance has been established.

     The Company had accumulated net operating losses of approximately $1,601,366, $4,341,000, and $5,546,000 as of December 31, 1997 and 1998 and
September 30, 1999, respectively. These net operating losses will expire starting 2012. The Company has a capital loss carryforward of $17,994 which will expire in 2003.

NOTE 4-JOINT VENTURE PROJECTS

     In October, 1997, CBCom, Inc. and Beijing Great Wall Century Communications Technology Company, Ltd., an established paging company in China, signed a twenty year joint venture contract to establish a Sino-U.S. equity joint venture company called GCC CBCom (Tianjin) Communications Company, Ltd. to build a nationwide paging network. The joint venture company was formed and CBCom, Inc. advanced $107,500 for organization costs and start-up costs. The joint venture has not commenced the nationwide paging network and the business license for GCC CBCom (Tianjin) has expired and has not been renewed. The Company has expensed $107,500 during 1998 and will decide at a later stage whether to reactivate GCC CBCom (Tianjin).

     The Company signed a Memorandum of Understanding with Shanghai Stock Exchange Communication Co., a subsidiary of the Shanghai Stock Exchange on January 31, 1999. The purpose of the Memorandum of Understanding is to establish a Sino-U.S. equity joint venture company, in which CBCom, Inc. will hold 70% of
                                      F-12
the equity. The joint venture company will distribute real time stock and financial data in China using the satellite communications system owned by Shanghai Stock Exchange Communication Co. At a later time, the joint venture plans to create an Internet Service Provider (ISP) in China. The Company has incurred $250,000 in start-up expense which was expensed during 1998 and which could be credited toward its capital contribution to the joint venture company when the joint venture is completed.

Pager Inventory

     Pager inventory represent purchase of parts to be used to manufacture the Microtron 2000 pager. The parts are already in the hands of the Company's contract manufacturer, Samjin, Ltd., a third party. As pagers are manufactured and sold, the cost of the parts already advanced will be charged to the cost of goods sold and will reduce the amount of cash necessary to pay for the manufactured pagers. Based on a review of the expected usage and the lower of cost or market, the Company wrote the $136,620 balance off as of September 30, 1999.

Assets in Beijing Representation Office

     The amount represents the selected assets of $187,500 purchased on April 30, 1997 from Beijing CBCom Telecommunications and Consulting Co., Ltd., a Chinese private company, developing a pager in China. The Company issued 937,500 shares of the Company's common stock in exchange for these selected assets.
Based upon review of the situation in Beijing, the Company evaluated the net realizable value of these assets and wrote the remaining balance off as of December 31, 1997.

Licenses/Contracts

     The Company issued 1,250,000 shares of common stock valued at $0.50 per share to Sinoway Limited for its services to obtain an exclusive license to use Shanghai Stock Exchange Co.'s (SSEC) VSAT satellite system and other telecommunication infrastructures and the name and logo, etc., of SSEC. Accordingly, the Company recognized a notional stock subscription receivable of $1,250 and promotion service for License and Contract of $623,750 in 1998 since the chances of obtaining the license is uncertain. The promotional services were expensed during 1998.

















                                      F-13

NOTE 5-RELATED PARTY TRANSACTIONS

     The Company's operations have been financed by capital injection from shareholders and loans from shareholders. On April 23, 1997, the first individual investor injected cash of $400,000 in exchange for 2,000,000 shares of common stock. Another investor promised to inject cash of $1,600,000. Both investors agreed that the $1,600,000 should be injected on an as-needed basis since June 15, 1997 forward and will be recorded as a loan from shareholder first and will be converted into common stock at a conversion price of $0.20 per share when the total amount reaches $1,600,000. If the other investor did not inject cash up to $1,600,000 by June 30, 1998, he must accept the current private placement price when he converts his loan. The funds advanced by the other investor did not bear interest and had no stated maturity. On April 24, 1998, the other investor converted the outstanding loan of $1,600,000 into 8,000,000 shares of common stock. Thereafter, the other investor became the principal shareholder of the Company. After the conversion, the balance of loan payable to shareholder was $43,956.

     On the same date, the principal shareholder and the Company entered into a promissory note (Note), which specified that the principal shareholder will continue to provide funds to the Company on a going forward basis and that any balance of loan payable to the principal shareholder should be due on April 24, 2000 bearing an interest rate of 7% per annum. The Note also specified that the lender has the option to convert his outstanding loan balance into the Company's common stock at a conversion price of $0.50 per share at any time prior to the maturity date. The Note also specified that the conversion price may be adjusted if the Company shall at any time undergo a stock split, stock dividend or other combination or subdivision that does not involve payment of consideration for such shares. As of December 31, 1998 and September 30, 1999, the principal shareholder waived his accrued interest receivable of $11,561 and $34,876, respectively.

     From early October to early December 1998, the principal shareholder converted $160,000 of shareholder loan into 320,000 shares of common stock in four tranches.

     Two other shareholders also advanced money to the Company in 1999. However, these advances did not bear interest and did not have a definite maturity date.

     The Company also has loans from Polmont Ltd., an investment holding company registered in the British Virgin Islands, which is beneficially owned by the sister of the principal shareholder. The Company entered into agreement with Polmont on March 27, 1999 whereby the Company shall repay the loan balance on a dollar-to-dollar basis to Polmont on or before March 26, 2002 for all amounts paid to a former CEO for compensation from the sale of security by an escrow agent, plus simple interest at 10% per annum on each amount advanced. Also, that agreement specified that the Company allows Polmont to convert the outstanding obligation, in whole or part, into common stock at a conversion price of $0.50 per share. Upon conversion, interest earned by Polmont on the amount(s) converted shall be waived by Polmont. In addition, the Company designated Polmont to purchase 500,000 shares of common stock owned by the former CEO at $30,000 in total after the repayment process is complete. See Note 6 for details. Due to the nature of this off-balance sheet financing, the Company recognized prepaid interest of $220,000 (as the fair value of common stock was $0.50 per share on that date) and the corresponding amount in additional paid-in capital and amortized the prepaid interest over the period of three years.
                                      F-14

The balance of loans payable to related parties is as follows:

                                        Loans from     Loans from
                                        Principal         Other     Loans from
                                        Shareholder   Shareholders  Polmont Ltd.
                                        -----------   ------------  -----------

April 24, 1997                                    -              -            -

New borrowings                          $ 1,098,678     $        -   $        -
Repayment                                   (88,258 )            -            -
                                         ----------      ---------    ---------

Balance at December 31, 1997              1,010,420              -            -

New borrowings                            1,398,941              -            -
Repayments including conversion to stock (1,890,437 )            -            -
                                         ----------      ---------    ---------
Balance at December 31, 1998                518,924              -            -

New borrowings                               12,900         12,100      157,184
Repayment                                    (7,404 )         (112 )          -
                                         ----------      ---------    ---------
Balance at September 30, 1999            $  524,420     $   11,988   $  157,184
                                          =========      =========    =========

     The minimum future cash payments for the above loans as of September 30, 1999 are as follows:

Maturity at December 31,                                                Amount
-------------------------                                      ---------------
    2000                                                      $        536,408
    2001                                                                     -
    2002                                                               157,184
                                                               ---------------

    Total principal payments                                  $        693,592
                                                               ===============

















                                      F-15

NOTE 6-COMMITMENTS AND CONTINGENCIES

Operating Leases

     The Company leases its facilities in the U.S. under a non-cancelable operating lease which expires August 31, 2002. The Company sublet a portion of its facility and offset rent expense for two months in 1998. The Company also leases equipment under a non-cancelable capital lease which expires June 2000. The terms of the lease require 36 monthly payments of $1,060 and annual interest at 10.7%. The Company is in default as only five payments have been made as of September 30, 1999.

The rental expense in the respective periods are presented as follows:

                                  Years ending December 31,       September 30,
                                 ---------------------------
                                  1997             1998                1999
                                 ------------ --------------     --------------
Gross rental expense (including
rent in Beijing, China)          $    51,516   $   224,537        $   176,216

Sublet rental income                  18,618        67,230             83,052
                                  ----------    ----------         ----------

Net rental expense               $    32,898   $   157,307        $    93,164
                                  ==========    ==========         ==========

     The Company has no future sublet rental income as of September 30, 1999. Future minimum annual lease payments as of September 30, 1999 are as follows:

                                                     Capital       Operating
     Year ending December 31,                          Leases        Leases
     --------------------------                    ------------    -----------
              2000                              $      36,693          172,454
              2001                                          -          172,454
              2002                                          -          114,970
              Less:  interest                          (4,260 )              -
                                                 ------------     ------------

              Total lease payments              $      32,433    $     459,878
                                                 ============     ============
     The Company leases its facilities in Beijing under a five year non-cancelable operating lease which expires February 28, 2003. The Company issued 625,000 shares of common stock in exchange for $312,500 of rent. The Company amortizes the prepaid rent at the rate of $5,208 per month. The balance of prepaid rent at September 30, 1999 is $213,542.

     On August 30, 1999, a law suit was filed in the Superior Court of the State of California against the Company and its officers by Com VU Corporation, a Delaware corporation, based on an alleged breach of a prior agreement between CBCcom and Com VU. The parties entered into a merger agreement on March 26, 1999, which merger was never effected. Com VU is alleging that the Company failed to consummate the merger by failure to use its best efforts to effect it, failed to pay $50,000 in outstanding debts to two shareholders on behalf of Com Vu, terminated the agreement improperly and breached a covenant of good faith. Com Vu is requesting payment of the $50,000 plus losses of approximately $15,000 in expenses and costs. The management is unable to estimate the pending result.
                                      F-16

Employment Agreements

     The Company has entered into employment agreements with all of its officers that expire at various dates during 1999.

     The Company has a five-year employment agreement starting from May 17, 1997 with the former CEO who left the Company in January 1999. He filed a lawsuit against the Company for the unpaid compensation of $520,833 through May 17, 1999 plus $30,000 for repurchasing the shares currently owned by him and the relevant compensation remaining on his employment agreement. In accordance with the employment agreement, the former CEO's annual base salary and bonus were guaranteed up to May 15, 1999 by 800,000 shares of a publicly traded company's common stock in an escrow account, which were owned by Polmont Investment Limited.

     On January 21, 1999, the Company entered into a settlement agreement with the former CEO as follows: (1) the delayed compensation of $520,833 would be paid by the proceeds from selling the asset held in the escrow account; and
(2) both parties agreed to submit any remaining compensation claims to binding arbitration. To the extent that the former CEO wins an award in excess of $550,833, he will be authorized to sell remaining shares in the escrow account to the extent of 3,500 shares per day; and (3) the former CEO agreed to look solely to the escrowed shares for his satisfaction of his claim in this lawsuit, waive any claim for damages in excess of their value, and generally release all parties to this lawsuit, such release being subject to the performance of the obligations of the related defendants. As of September 30, 1999, the escrow has sold 130,000 shares for proceeds of $157,184, accordingly the amount due to the former CEO was reduced to $363,649.

     Based upon the above settlement agreement, the Company understands that the total obligation to Polmont will depend on the market value of these shares remaining in the escrow account (See Note 5 for reference). As of September 30, 1999, there were 670,000 shares remaining in the escrow account with a market price of $1.1875. According to the agreement between the Company and Polmont, the Company will recognize loan payable to Polmont as shares are sold and the proceeds are used to settle its obligation to the former CEO.

NOTE 7-EQUITY TRANSACTIONS

1997

     On April 23, 1997, the Company issued 2,000,000 shares of common stock at $0.20 per share to an individual investor for total proceeds of $400,000.

     On April 23, 1997, the Company issued 937,5000 shares of common stock at $0.20 per share to an individual investor in exchange for his company's assets of $187,500 (mainly office equipment, furniture and fixtures) located in Beijing, China.

     On December 31, 1997, the Company issued 200,000 shares of common stock at $0.50 per share to a family trust investor for total proceeds of $100,000.

1998
     On January 1, 1998 the  Company  issued  500,000,  250,000,  and 125,000 (a total of 875,000) shares of common stock to its CEO, CFO, and chief engineer, respectively, at $.001 per share as signing bonus for their services from inception to September 30, 1999 with the Company. The Company received proceeds of $875 and recognized compensation cost of $436,625, based on a fair value of $.50 per share.

     On March 1, 1998, the Company issued 625,000 shares of common stock at $0.50 per share in exchange for the future rent in its Beijing representative office for the next five years. The prepaid rental of $312,500 will be amortized over the next five years.

     On April 24, 1998, the Company issued 8,000,000 shares of common stock at $0.20 per share to convert a shareholder loan of $1,600,000. This conversion price was specified on August 31, 1997 between the original founders and the company. The shareholder loans were made to the Company from time to time on an as-needed basis from June 15, 1997 to April 24, 1999 and was not converted into common stock until the shareholder loan totaled $1,600,000.

     From early October to early December 1998, the principal shareholder converted $160,000 of shareholder loan into 320,000 shares of common stock in four tranches.

     On December 31, 1998,  the Company  issued  400,000,  400,000,  and 320,000 shares of common stock at $0.50 per share to three directors as their employment compensation $200,000, $200,000, and $160,000, respectively, for four months in 1997 and twelve months in 1998 in accordance with their respective employment agreement.

     On December 31, 1998, the Company issued 1,250,000 shares of common stock at $0.001 per share in exchange for the promotion and facilitation services provided by Sinoway Limited (Sinoway) registered in the British Virgin Islands with a corporate office in Hong Kong, which is an affiliate company of Shanghai Stock Exchange Communication Co. Ltd. Sinoway promised to obtain exclusive licenses to use VSAT sattellite systems owned by SSE and the logo and name of SSE. Sinoway agreed to pay $0.001 per share for these 1,250,000 shares of common stock. Accordingly, the Company recognized a notional stock subscription of $1,250 and a promotion expense for the License/Contract of $623,750. If these licenses were obtained, the cost would be amortized over the life of joint venture with SSEC and SXTST. However, the effectiveness of this issuance depends on the success of setting up the equity joint venture among the Company, SSEC, and SXTST and obtaining the exclusive licenses. On June 30, 2000, if the joint venture has not been set up and exclusive licenses to use the satellite communication network owned by Shanghai Stock Exchange and use the logo and name of Shanghai Stock Exchange have not been obtained, the issuance of stock could be canceled. As of December 10, 1999, the license has not been obtained.

1999
     On February 1, 1999, the Company conducted a private placement to issue 600,000 warrants at $0.25 per warrant in four tranches to an existing shareholder and received total proceeds of $135,000, net of a finders fee of $15,000. Each warrant carries an exercise price of $0.25 per share and allows each holder of warrant to exercise any time on or before January 31, 2004.
Accordingly, the Company reserved 600,000 shares of common stock for these warrants.
                                      F-18

     On March 27, 1999, the Company recognized deferred interest of $220,000 as a result that Polmont was designated to purchase 500,000 shares of the Company's stock from the former CEO as part of settlement for a total of $30,000 whereas the fair value of stock was at $0.50 per share at that date. Therefore, the Company recognized $220,000 of prepaid interest and amortized this $220,000 over the period of three years. See Note 5 for more information.

     On May 10, 1999, the Company conducted a private placement to issue 100,000 shares of common stock at $0.50 per share to an accredited investor and received total proceeds of 45,000, net of a finders fee of $5,000.

     From May 14 to June 4, 1999 the Company conducted a private placement to issue 45,000 shares of common stock at $1.00 per share in three tranches to an individual investor and one corporate investor and received total proceeds of $40,500, net of a finders fee of $4,500.

     On June 22, 1999, the Company issued 40,000 shares of common stock at $0.50 per share to an existing shareholder. Consequently, the Company received total proceeds of $18,000, net of a finders fee of $2,000. The amount recorded by the Company includes deducting $0.50 per share for her service as a part of fund raising cost.

     In August 1999, the Company conducted a private placement to issue 23,000 shares of common stock at $1.00 per share in three tranches to two individual investors and received total proceeds of $20,700, net of a finders fee of $2,300.

     On August 25, 1999, the Company issued 30,000 shares of common stock at $0.50 per to an existing shareholder. Consequently, the Company received total proceeds of $13,500, net of a finders fee of $1,500. The amount recorded by the Company includes deducting $0.50 per share for her service as a part of fund raising cost.

     On August 26, the Company conducted a Regulation D, Rule 506 offering to issue 50,000 shares of common stock at par value of $0.001 per share to 300 shareholders through an off-shore investment company in order to satisfy its goal to be listed on the NASDAQ OTC Bulletin Board. The Company recognized merger transaction expense of $49,950 by crediting accrued liability of $49,950. When receiving the $50 of cash, the Company will convert accrued liability of $49,950 into equity and issue 50,000 shares of common stock accordingly. Subsequent to September 30, 1999 the Company issued the 50,000 shares.

     On September 15, 1999, the Company conducted a private placement to issue 20,000 shares of common stock at $1.00 per share to two individual investors. Consequently, the Company received total proceeds of $18,000, net of a finders fee of $2,000.

     On September 24, 1999, the Company issued 30,000 shares of common stock at $0.50 per to an existing shareholder to reward her effort to introduce new potential investors to the Company. Consequently, the Company received total proceeds of $13,500, net of a finders fee of $1,500. The amount recorded by the Company includes deducting $0.50 per share for her service as a part of fund raising cost.

NOTE 8 - STOCK OPTIONS
     The Company adopted a stock option plan (the Plan), which includes non-qualified stock options and incentive stock options for its employees officers and directors.

     The stock option plan authorizes the granting of options to purchase up to an aggregate maximum of 2,500,000 shares of common stock.

     Under the incentive stock option plan, the exercise price shall not be less than 100% of the fair market value of common stock on the date of grant. If an incentive option is granted to an employee who at the time of grant owns more than 10% of the total combined voting power of all classes of capital stock of the Company, the option exercise price shall be at least 110% of the fair market value of common stock on the date of grant.

     Under the non-qualified stock option plan, the exercise price shall not be less than 85% of the fair market value of common stock on the date of grant. Each option under the plan shall become exercisable over a period not to exceed ten years.

     No options were granted under the plan during the year ended December 31, 1997. During the year ended December 31, 1998, the Company issued 1,500,000 non-qualified stock options at an exercise price of $0.425. These options become exercisable over a period of one year and can be exercised for a period of five to ten years. The 1,500,000 non-qualified stock options included 500,000 options issued to the former CEO which were cancelled in January, 1999. During the nine months ended September 30, 1999, the Company issued 250,000 non-qualified stock options at an exercise price of $0.425, which was 85% of the market price at grant date. These options become exercisable over a period of two years and can be exercised for a period of ten years.

     During the year ended December 31, 1998 and for the nine months ended September 30, 1999, the options granted under the non-qualified plan were at an exercise price below the fair market value. In accordance with APB Opinion No. 25, the Company has recorded compensation expense of $112,500 and $18,750, respectively.

                              Years ending December 31,           September 30,
                        ---------------------------------
                               1997               1998                 1999
                        ---------------------------------     -----------------

Net loss:
     As reported    $     (1,849,328 )  $    (3,033,814 )     $    (1,721,275 )

     Pro forma      $     (1,849,328 )  $    (3,273,937 )     $    (1,994,077 )


Loss per share:
     As reported    $          (0.63 )  $         (0.30 )     $         (0.11 )

     Pro forma      $          (0.63 )  $         (0.33 )     $         (0.13 )

A summary of changes in stock options during each year is presented below:

                                               December 31,                                 September 30,
                          -------------------------------------------------------
                                    1997                         1998                           1999
                          --------------------------   --------------------------     ----------------------------
                                         Weighted                      Weighted                       Weighted
                                          Average                      Average                        Average
                                         Exercise                      Exercise                       Exercise
                            Shares         Price         Shares         Price          Shares          Price
                          -----------   ------------   -----------    -----------     ----------     -------------

Options outstanding at             -    $         -             -     $        -      1,500,000      $     0.43
 beginning of year

Options  granted                   -              -     1,500,000           0.43        250,000            0.43

Options cancelled                  -              -             -              -       (500,000 )             -

Options exercised                  -              -             -              -              -            0.43
                          -----------   ------------   -----------    -----------     ----------     -------------

Options at end of year             -    $         -     1,500,000     $     0.43      1,250,000       $    0.43
                          ===========    ===========   ===========     ==========     ==========       ===========
Options and warrants
 exercisable at end of             -              -       750,000           0.43      1,125,000            0.43
 year                     ===========    ===========   ===========     ==========     ==========        ==========

Weighted-average fair
 value of options
 granted during the
 year                                   $          -                  $     0.39                       $   0.41
                                         ===========                   ==========                       ==========

     The  following  table  summarizes   information  about  the  stock  options
outstanding at September 30, 1999.

                  Options and Outstanding              Options and Exercisable
               -----------------------------       ----------------------------
                           Weighted
               Number       Average      Weighted     Number       Weighted
              Outstanding  Remaining      Average   Exercisable    Average
                  at      Contractual    Exercise       at         Exercise
Exercise Price   9/30/98  Life (Years)     Price      9/30/98        Price
              ----------  ------------   ---------  -----------   ------------

$0.43          1,250,000       7.92     $   0.43     1,125,000    $   0.43
               ---------  ---------    ---------     ---------     ----------

     The fair value of the stock options granted during 1998 and 1999 was $588,916 and $102,616, respectively, on the date of grant using the Black Scholes option-pricing model. The weighted-average assumptions used were as follows:

                                                                 Nine Months
                                          Year ended                ended
                                         December 31,           September 30,
                                                1998                   1999
                                        ---------------        ----------------

Discount rate - bond yield rate          4.51 - 4.82 %                  4.67 %

Volatility                                        72 %                    72 %

Expected life                             5-10 years              5-10 years

Expected dividend yield                            -                       -
                                     ---------------         ----------------

NOTE 9 - SUBSEQUENT EVENTS

     On September 24, 1999, the Company entered into a merger agreement with Abbacy Corporation (a public shell company), to acquire 100% of its equity. On October 8, 1999, the Board of Directors and the majority shareholders of the constituent corporations approved the merger.

     The terms of the merger agreement requires the Company to acquire all outstanding shares of common stock of Abbacy Corporation on a pro rata basis in exchange for 250,000 shares of common stock of the Company. The Company shall be the successor of a public reporting company. The Company agreed to pay $100,000 for legal service related to the above merger transaction.

                                   CBCOM, INC.
                          (a development stage company)

       INTRODUCTION TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)


     On September 24, 1999, the Company entered into a merger agreement with Abbacy Corporation (a public shell company), to acquire 100% of its equity. On October 8, 1999, the Board of Directors and the majority shareholders of the constituent corporations approved the merger.

     The terms of the merger agreement requires the Company to acquire all outstanding shares of common stock of Abbacy Corporation on a pro rata basis in exchange for 250,000 shares of common stock of the Company. The Company shall be the successor of a public reporting company.

     Abbacy Corporation was incorporated on June 7, 1999 to serve as vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. Abbacy has not commenced significant operation yet as of September 30, 1999.

     Abbacy filed a Form 8-K on October 19, 1999 to the SEC and by doing so CBCom, Inc. became the successor of the reporting entity in accordance with rule 12(g) 3 of the Securities Exchange Act of 1934. Accordingly, CBCom, Inc. filed the merger certificate on October 18, 1999 with the State of Delaware effecting the merger.

     As CBCom, Inc. is the acquiring company and the successor of a public reporting company and Abbacy would be dissolved after the merger, the merger is accounted for under the acquisition method. CBCom recognized $250,000 of merger transaction expense in terms of the fair value of 250,000 shares of its common stock at $1.00 per share. In the meantime, Abbacy was dissolved.

     The accompanying unaudited pro forma combined balance sheet as of September 30, 1999 is based on the historical balance sheet of CBCom and Abbacy for the same date, respectively, and the assumption that the merger transaction took place on that date. The unaudited pro forma combined statement of operations for the nine months ended September 30, 1999 is based on the historical statement of operations of CBCom and Abbacy for the same period, respectively, and the assumption that the merger transaction took place on June 7, 1999, the date of incorporation of Abbacy. The unaudited pro forma combined statement of operations for the year ended December 31, 1998 is based on the historical statement of operation of CBCom and Abbacy for the same period, respectively, and the assumption that the merger transaction took place on January 1, 1998.

     These unaudited pro forma combined financial statements are not necessarily indicative of the financial position and results of operations that would have been obtained had the transaction actually taken place at the dates assumed above and do not purport to be indicative of the effect that may be expected to incur in the near future. The accompanying audited pro forma combined financial statements should be read in connection with the historical financial statements of CBCom, Inc. and Abbacy Corporation.

                                   CBCOM, INC.
                          (a development stage company)

                  PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)

                                                        CBCom, Inc.           Abbacy                             Pro forma
                                                        September 30,       September 30,      Pro forma         September 30,
                                                           1999                1999           Adjustment            1999
                                                     ----------------    ----------------   --------------   -----------------
ASSETS
Current assets:
   Cash                                             $          10,452   $             500  $           500  $           10,452
                                                      ----------------    ----------------   --------------   -----------------
Total current assets                                           10,452                 500                -              10,452
                                                      ----------------    ----------------   --------------   -----------------

Furniture, fixtures and equipment, net                         58,009                   -                -              58,009
Other assets:
   Deposits                                                    14,496                   -                -              14,496
   Prepaid interest                                           183,333                   -                -             183,333
   Prepaid rent in Beijing representation office              213,542                   -                -             213,542
                                                      ----------------    ----------------   --------------   -----------------
Total other assets                                            411,371                   -                -             411,371
                                                      ----------------    ----------------   --------------   -----------------
Total assets                                        $         479,832                 500             (500 )           479,832
                                                      ----------------    ----------------   --------------   -----------------

LIABILITIES AND DEFICIT
Current liabilities:
  Accounts payable                                  $         333,101                   -                -             333,101
  Salaries payable - Former CEO                               363,649                   -                -             363,649
  Salaries payable - Other                                    444,501                   -                -             444,501
  Accrued expenses                                            131,436                   -                -             131,436
  Income tax payable                                            2,400                   -                -               2,400
  Capital lease obligation - current                           32,433                   -                -              32,433
  Loan payable - shareholders                                 536,408                   -                -             536,408
                                                      ----------------    ----------------   --------------   -----------------
Total current liabilities                                   1,843,928                   -                -           1,843,928
                                                      ----------------    ----------------   --------------   -----------------
Loan from a related party                                     157,184                   -                -             157,184
                                                      ----------------    ----------------   --------------   -----------------
Total liabilities                                           2,001,112                   -                -           2,001,112
                                                      ----------------    ----------------   --------------   -----------------
Commitments and Contingencies

Shareholders' deficit:
   Common stock at par value of $0.001 per share,
     100,000,000 shares authorized, 15,615,500
     shares issued and outstanding                             15,615                 500             (500 )            15,865
                                                                                                       250
  Paid-in capital                                           5,068,772               4,830                -           5,323,352
                                                                                                   249,750
   Subscription receivable                                     (1,250 )                 -                -              (1,250 )
  Accumulated deficit                                      (6,604,417 )            (4,830 )              -          (6,859,247 )
                                                                                                  (250,000 )
                                                      ----------------    ----------------   --------------   -----------------
Total shareholders' deficit                                (1,521,280 )               500             (500 )        (1,521,280 )
                                                      ----------------    ----------------   --------------   -----------------
Total liabilities and shareholders' deficit         $         479,832   $             500  $          (500 )  $        479,832
                                                      ----------------    ----------------   --------------   -----------------

                                      F-24

                                   CBCOM, INC.
                          (a development stage company)

             PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                CBCom, Inc.           Abbacy                              Pro forma
                                                Nine Months         Nine Months                          Nine Months
                                                   Ended               Ended                                Ended
                                                September 30,       September 30,       Pro forma         September 30,
                                                   1999                1999            Adjustment            1999
                                              ----------------    ----------------    --------------   -----------------

Net sales                                   $               -   $               -   $             -  $                -

Cost of sales (Note 4)                                      -                   -                 -                   -
                                              ----------------    ----------------    --------------   -----------------
Gross profit                                                -                   -                 -                   -

Selling expense                                             -                   -                 -                   -

General and administrative expense                  1,508,775               4,830                 -           1,513,605

Merger transaction expense                            149,950                   -           250,000             399,950
                                              ----------------    ----------------    --------------   -----------------
Loss from operations                               (1,658,725 )            (4,830 )        (250,000 )        (1,913,555 )

Other income (expense):
   Interest expense, net                              (72,655 )                 -                 -             (72,655 )
   Other, net                                          10,905                   -                 -              10,905
                                              ----------------    ----------------    --------------   -----------------
Loss before income taxes                           (1,720,475 )            (4,830 )        (250,000 )        (1,975,305 )

Income tax provision (Note 3)                             800                   -                 -                 800
                                              ----------------    ----------------    --------------   -----------------
Net loss                                    $      (1,721,275 )   $        (4,830 )   $    (250,000 )   $    (1,976,105 )
                                              ================    ================    ==============   =================

Weighted average number of common shares           15,425,353                                                15,675,353
   outstanding                                ================                                         =================

Basic and diluted loss per share            $           (0.11 )                                      $            (0.13 )
                                              ================                                         =================

                                   CBCOM, INC.
                          (a development stage company)

             PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                CBCom, Inc.           Abbacy                              Pro forma
                                                Nine Months         Nine Months                          Nine Months
                                                   Ended               Ended                                Ended
                                                 December 31,        December 31,       Pro forma          December 31,
                                                   1998                1998            Adjustment            1998
                                              ----------------    ----------------    --------------   -----------------

Net sales                                   $               -   $               -   $             -  $                -

Cost of sales (Note 4)                                      -                   -                 -                   -
                                              ----------------    ----------------    --------------   -----------------
Gross profit                                                -                   -                 -                   -

Selling expense                                             -                   -                 -                   -

General and administrative expense                  3,001,534                   -                 -           3,001,534

Merger transaction expense                                  -                   -                 -                   -
                                              ----------------    ----------------    --------------   -----------------
Loss from operations                                3,001,534                   -                 -           3,001,534

Other income (expense):
   Interest expense, net                              (14,536 )                 -                 -             (14,536 )
   Other, net                                         (16,944 )                 -                 -             (16,944 )
                                              ----------------    ----------------    --------------   -----------------
Loss before income taxes                           (3,033,014 )                 -                 -          (3,033,014 )

Income tax provision (Note 3)                             800                   -                 -                 800
                                              ----------------    ----------------    --------------   -----------------
Net loss                                    $      (3,033,814 ) $               -   $             -  $       (3,033,814 )
                                              ================    ================    ==============   =================
Weighted average number of common shares
   outstanding                                     10,048,884                                                10,048,884
                                              ================                                         =================
Basic and diluted loss per share            $           (0.30 )                                      $            (0.30 )
                                              ================                                         =================

                                      F-26

                                   CBCOM, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS














                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CBCOM, Inc.


                                                     /s/ Charles A. Lesser
                                                     ------------------------
                                                     Charles A. Lesser
                                                     Chief Financial Officer

Date:  February 8, 2000.